UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 29, 2010

     EMERGING CTA PORTFOLIO L.P.
(Exact name of registrant as specified in its charter)
New York	000-53211	04-3768983
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                           (212) 296-1999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On July 29, 2010, Emerging CTA Portfolio L.P. (the “Registrant”) entered into an amended and restated agency agreement (the “Agreement”) by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), Citigroup Global Markets Inc. (“CGM”) and Morgan Stanley Smith Barney LLC (“MSSB”).

Pursuant to the Agreement, CGM and MSSB have been appointed as non-exclusive agents of the Registrant for the purpose of selling units of limited partnership interest in the Registrant (the “Units”) to qualified investors.  The Agreement is effective as of June 1, 2010 and shall continue until the termination of the offering of Units or until such time as all Units sold by CGM or MSSB have been redeemed.

No additional fees or commissions will be charged to the Registrant as a result of the Agreement.  Rather, CGM and MSSB shall receive a portion of the brokerage fees payable to CGM pursuant to a customer agreement between CGM and the Registrant.  CGM and MSSB shall use a portion of such brokerage fees to compensate their respective financial advisors who sell Units provided that such financial advisors are registered with the Commodity Futures Trading Commission as associated persons of CGM and MSSB, respectively.

A copy of the Agreement is attached hereto as Exhibit 10.8 and incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.8	Second Amended and Restated Agency Agreement dated July 29, 2010 by and among the Registrant, the General Partner, CGM and MSSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGING CTA PORTFOLIO L.P.

By: Ceres Managed Futures LLC, General Partner

By   /s/ Jennifer Magro
Jennifer Magro
        Chief Financial Officer, Secretary and
   Director

Date:  August 3, 2010